Exhibit 99.1

Vyteris, Inc. 13-01 Pollitt Drive Fair Lawn, New Jersey 07410 P (201) 703 2299 F (201) 703 2295 www.vyteris.com

June, 2008

Dear Vyteris Shareholder:

Re: Update on Company Activities

We are pleased to provide this update on a number of important activities that will be happening at Vyteris during the next several months.

Although Vyteris’ LidoSite, the first iontophoresis Smart Patch approved by the FDA, met with limited commercial success, we remain optimistic that Vyteris can continue to work toward its fundamental technical and commercial strategic goals.  These goals include (i) collaborative development of Smart Patch products with pharma partners and (ii) eventual participation in the specialty pharma sector via Vyteris’ capabilities to independently develop innovative pharma products based on Smart Patch proprietary technology.  The former objective is of short-term focus and the latter is longer term.

The following sections outline the key elements of Vyteris’ short and long term plan to achieve success.

1.
Enhanced Board of Directors – Vyteris has increased specific expertise and increased independence of its Board through the recent election of John Burrows and Susan Guerin, both independent Directors.  John adds strength with his knowledge of drug formulation and relationships in the pharma industry as well as successful general management experience.  Susan also has extensive general management and chief financial officer experience to complement her expertise in strategic planning.  In the third quarter, Vyteris plans to recruit an additional independent Director who has expertise with respect to collaborative development strategies and specialty pharma marketing.

2.
Strong Management Team – Vyteris is now being lead by newly appointed President, Haro Hartounian, who holds a PhD. in chemical engineering, and who has both considerable drug development expertise and hands on experience with smaller company entrepreneurship.  Joseph Himy, who has been with Vyteris for several years, has well-rounded audit, financial control and small company controllership expertise and has been promoted to Vyteris’ Chief Financial Officer.

Both Haro and Joseph played key roles in the recent downsizing and reorientation of Vyteris’ personnel, as well as implementation of other important cost efficiency measures.  Vyteris’ newly streamlined team is a blend of skills with core competencies for biopharmaceutical product development, manufacturing and commercialization, regulatory interaction and general management.

Vyteris, Inc. 13-01 Pollitt Drive Fair Lawn, New Jersey 07410 P (201) 703 2299 F (201) 703 2295 www.vyteris.com

The current team is appropriate to meet ongoing project obligations and to conduct feasibility studies with potential pharma partners.  Vyteris plans a timely and selective recruiting of needed skills as development projects grow in numbers and scope.   Personnel costs represent the largest Vyteris expense and will be monitored carefully.

3.
Strategic Focus – Vyteris has reassessed its plans and has organized a strategic focus centered on multiple collaborative development programs and the commercial de-emphasis of LidoSite.  The strategic focus has four critical elements:

a.
Assure Technical Success of the Ferring Project – Vyteris’ first major collaborative project, the development of a user friendly, therapeutically effective infertility treatment for women, is steadily progressing.  Basic Phase 1 clinical testing goals have been successfully demonstrated and optimization studies to determine best dosage and related variables are in progress.  Vyteris is progressing well in manufacturing planning for Phase 2 clinical supplies and poised to meet needs when Ferring is ready to initiate Phase 2.  Under the current agreement with Ferring, a $2.5 million milestone payment will be earned when Ferring elects to initiate Phase 2clinical trials and a $3.0 million milestone will be earned at commencement of Phase3.

Because of several pioneering challenges the Ferring Project is both a specific compound-based challenge as well as a proof of performance of the many attributes that Vyteris claims for its proprietary Smart Patch technology.  Periodic reports will be issued about the progress of this critically important project.

b.
Peptide Development Program – based on Vyteris’ prior experience with peptide feasibility work and progress-to-date with the Ferring peptide, a comprehensive program is being launched to identify and secure another peptide development program in 2008, to manage a biotech outreach initiative to secure additional peptide collaborations for 2009 and, finally, to establish a licensing initiative for new peptides.

c.
Biopharmaceutical Development Program – a number of biopharmaceuticals have been qualified as ideal candidates for Vyteris’ Smart Patch technology.  In some cases, preliminary feasibility work has already been completed.  Vyteris now plans to undertake a much more active role in generating collaborative development programs in this area.

Vyteris, Inc. 13-01 Pollitt Drive Fair Lawn, New Jersey 07410 P (201) 703 2299 F (201) 703 2295 www.vyteris.com

The strategic approach will be twofold:

Vyteris will target pharma companies proprietary molecular candidates and seek to engage them in a collaboration aimed at extending patent life, improving therapeutic outcomes and/or creating a generic specialty.

Vyteris will select specific generic molecules, or those approaching the end of their patent lives, and initiate proposals for a development program.  Vyteris will take a leadership role and recruit pharma partners.

d.
LidoSite Commercial De-Emphasis – Despite highly favorable market research, encouraging pilot programs and favorable public perception, it is clear that LidoSite market acceptance is subject to a longer sales cycle than anticipated.  Vyteris does not have the financial resources to support this type of marketing and sales development effort and will seek to:

		i.	Enlist channel marketing partners who will fully fund and support the marketing and sales in specialty markets; or

		ii.	Divest the LidoSite franchise to a fully integrated pharma company who may recognize its value and position LidoSite as a new product launch.

Regardless of outcome, the goal of the LidoSite commercial de-emphasis is to limit any further expenditures and to recapture substantial monies invested in development of the product and related manufacturing know-how.

4.
Careful Financial Management – Vyteris is in the midst of a “burn rate reduction” effort to assure that operating efficiency, high productivity and quality of work are being achieved.  All expenses are being reviewed and will be reduced or eliminated if they do not relate to Vyteris’ ongoing strategy, collaborations and general business requirements.

Financial restructuring began in earnest in early 2008 when Vyteris offered warrant holders an opportunity to exercise warrants at a $0.20/share strike price.  Vyteris will further restructure its capitalization table via a 1:15 reverse stock split during June, 2008 and will also seek to achieve effectiveness of its shelf registration statement for $50,000,000 of Vyteris common stock, originally filed last December.

Vyteris, Inc. 13-01 Pollitt Drive Fair Lawn, New Jersey 07410 P (201) 703 2299 F (201) 703 2295 www.vyteris.com

Vyteris’ Board of Directors and financial advisors are reviewing future fundraising requirements. The strategy for raising funds will incorporate Vyteris’ focus on revenue neutral feasibility studies, profitable development agreements and, downstream royalties for success.  Until profitability is achieved, additional funding will be required to support operations and to service debt.

5.
Collaborative Outreach – For a timely realization of its Strategic Focus, Vyteris will require a public relations and trade relations initiative to better reach potential collaborative partners and a broader range of investors.  Accordingly, in the short term, Vyteris will enlist consultants, public relations resources and investment banking contacts to help in achieving critical development goals.  Concurrently, Vyteris will recruit one or more proven business development professionals to build a team capable of coordinating and managing a combination of internally and externally based outreach initiatives to the pharma industry.

The Vyteris Board, Management and Team are unified in the setting of goals, the strategy to realize them and, most importantly, the commitment to succeed, and we look forward to sharing both our successes and challenges with you.  Thank you for your past support and we hope that you are encouraged about Vyteris’ go-forward strategy.

Sincerely yours,

/s/ Donald F. Farley
Donald F. Farley
Executive Chairman